EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation of our report dated March 26, 2010 relating to the consolidated financial statements of GlenRose Instruments Inc. and subsidiaries (the “Company”) as of and for the years ended December 27, 2009 and December 28, 2008 included in this Annual Report on Form 10-K, into the Company’s previously filed Registration Statement on Form S-8 (File No 333-146956).

/s/ CATURANO AND COMPANY, P.C.
Caturano and Company, P.C.

March 26, 2010
Boston, Massachusetts